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                                                           EXHIBIT NO. EX-99.j.1

                 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated August 18, 2004 in this Registration Statement (Form N-1A Nos. 33-47287 and 811-06637) of The UBS Funds.


                                       /s/ Ernst & Young LLP

                                       ERNST & YOUNG LLP

New York, New York
October 25, 2004